UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 13, 2019, the Board of Directors, or the Board, of Ziopharm Oncology, Inc., or the Company, appointed Heidi M. Hagen as a director of the Company to fill an existing vacancy on the Board. Ms. Hagen will serve as a director until the Company’s 2020 Annual Meeting of Stockholders and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal. It is contemplated that Ms. Hagen may serve on certain committees of the Company’s Board in the future, but no such committee appointments have been made at this time.

Ms. Hagen, 50, is the co-founder and Chief Strategy Officer of Vineti Inc., a privately-held company that develops and sells cloud-based software platforms for ordering, manufacturing and delivering personalized medicines, a position she has held since October 2015. Prior to then, from January 2015 to June 2015, Ms. Hagen served as the interim Chief Commercial Officer at ZappRx, Inc. Prior to that, Ms. Hagen served as the Global Chief Operating Officer of Sotio LLC, a biotechnology company developing new therapies for the treatment of cancer and autoimmune diseases using its immunotherapy platform and proprietary cell-based technologies, from March 2013 to April 2014. Ms. Hagen has a B.S. in cell and molecular biology, M.S. in bioengineering and MBA at the University of Washington.

Ms. Hagen will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2019 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission, or the Commission, on April 29, 2019. In connection with her appointment, Ms. Hagen was granted options to purchase 93,922 shares of the Company’s common stock, which will vest in full on June 13, 2021.

In connection with her appointment, the Company entered into its standard form of indemnity agreement with Ms. Hagen, the form of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2013. Ms. Hagen was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person and there are no related party transactions between Ms. Hagen and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2019, the Company held its 2019 Annual Meeting of Stockholders, or the Annual Meeting, at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following three proposals: (1) to elect the Board’s five nominees for director to hold office until the Company’s 2020 Annual Meeting of Stockholders (“Proposal 1”), (2) to ratify the selection by the Audit Committee of the Board of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 (“Proposal 2”) and (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 29, 2019 (“Proposal 3”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the five persons listed below as directors, each to serve until the Company’s 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Scott Braunstein	45,544,116	5,888,745	85,677,849
Laurence J.N. Cooper	50,463,143	969,718	85,677,849
Elan Z. Ezickson	50,391,030	1,041,831	85,677,849
Douglas W. Pagán	50,177,016	1,255,845	85,677,849
Scott Tarriff	44,285,420	7,147,441	85,677,849

There were no abstentions with respect to Proposal 1.

Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of RSM US LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2019

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Withheld	Abstain	Broker Non-Votes
134,906,726	1,590,179	613,805	—

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes cast were as follows:

For	Withheld	Abstain	Broker Non-Votes
47,148,496	3,829,194	455,171	85,677,849

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: June 17, 2019		Name: Robert Hadfield
Title: General Counsel and Secretary